Exhibit 99.1
TESORO CORPORATION REPORTS 2016 SECOND QUARTER RESULTS

•
Net earnings from continuing operations of $418 million, or $3.47 per diluted share, consolidated net earnings of $449 million and EBITDA of $956 million, all include a pre-tax benefit of $363 million related to lower of cost or market inventory adjustment

•	Logistics operating income grew 20% year-over-year to $125 million

•	Successfully raised approximately $1 billion of debt and equity in Tesoro Logistics primarily to fund acquisitions from Tesoro and future growth

•	Closed acquisition of Flint Hills Resources wholesale marketing and logistics assets in Alaska

•	Closed acquisition of Dakota Prairie Refining, LLC in North Dakota

•	Increased the quarterly cash dividend by 10% to $0.55 per share

SAN ANTONIO - August 3, 2016 - Tesoro Corporation (NYSE:TSO) today reported second quarter net earnings from continuing operations of $418 million, or $3.47 per diluted share compared to net earnings from continuing operations of $586 million, or $4.62 per diluted share a year ago. Consolidated net earnings were $449 million for the second quarter 2016 compared to $620 million for the same period last year. EBITDA for the second quarter of 2016 was $956 million compared to $1.2 billion last year. Second quarter 2016 earnings and EBITDA include a pre-tax benefit of $363 million ($220 million(a) after-tax) related to a lower of cost or market (LCM) inventory adjustment.

	Three Months Ended June 30,		Six Months Ended June 30,
($ in millions, except per share data)	2016	2015	2016	2015
Operating Income
Refining	$520	$757	$420	$942
TLLP	125	104	251	208
Marketing	161	212	388	345
Total Segment Operating Income	$806	$1,073	$1,059	$1,495
Net Earnings From Continuing Operations Attributable to Tesoro	$418	$586	$476	$731

Diluted EPS - Continuing Operations	$3.47	$4.62	$3.94	$5.77
Diluted EPS - Discontinued Operations	—	(0.03)	0.09	(0.03)
Total Diluted EPS	$3.47	$4.59	$4.03	$5.74

“Tesoro’s integrated business model continues to perform well, even with the Tesoro Index 6% lower this quarter compared to the average of 2014 and 2015,” said Greg Goff, Chairman and CEO. “We continue to focus on driving sustainable improvements to the business and growing Logistics and Marketing to further enhance shareholder value.”

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For the second quarter, the Company recorded segment operating income of $806 million compared to segment operating income of $1.1 billion in the second quarter of 2015. Second quarter 2016 results reflect lower operating income in Refining and Marketing, offset by continued growth in Logistics.

Tesoro previously provided adjusted EBITDA, adjusted earnings and certain other metrics including special adjustments for unusual items impacting quarterly results. The Company decided to limit its disclosures of non-GAAP financial measures to EBITDA (which has been revised to include discontinued operations), segment EBITDA and debt to capitalization, excluding Tesoro Logistics LP (NTSE:TLLP). The Company also adjusted the presentation of certain items to conform to recent guidance regarding non-GAAP measures. Tesoro will continue to highlight significant items impacting quarterly results in its earnings releases and quarterly SEC filings to facilitate analysis of its results.

SEGMENT RESULTS
REFINING. Refining operating income was $520 million for the second quarter 2016 compared to $757 million in 2015 and segment EBITDA was $692 million compared to $880 million in 2015. The Tesoro Index(b) was $13.93 per barrel for the second quarter with a gross refining margin of $15.70 per barrel or 113% capture of the Tesoro Index, compared to a gross refining margin of $19.13 per barrel or 89% capture of the Tesoro Index of $21.61 per barrel last year. Second quarter 2016 gross refining margin and segment EBITDA include a pre-tax benefit of $363 million related to a LCM inventory adjustment. Total refinery throughput for the quarter was 802 thousand barrels per day, or 92% utilization. Manufacturing costs in the second quarter of 2016 decreased $0.57 per barrel over last year to $5.01 per barrel, due to a combination of higher throughput in 2016 and a decline in natural gas prices. Throughput and capture rates in the second quarter were impacted by an extension of planned maintenance in the Kenai, Alaska refinery and unplanned unit downtime within our California region.

LOGISTICS. Logistics operating income increased to $125 million in the second quarter 2016 from $104 million in 2015 and segment EBITDA increased to $172 million from $149 million last year. This performance was driven by volume growth in TLLP’s crude oil gathering and natural gas gathering and processing businesses as well as contributions from the LA Storage and Handling Assets acquisition. Year-to-date, TLLP has seen volume growth of approximately 23% in crude oil pipeline gathering volumes, 5% in NGL processing throughput, 4% in terminalling throughput and 4% in pipeline transportation volumes over the same period last year.

MARKETING. Marketing operating income was $161 million compared to $212 million a year ago and segment EBITDA was $173 million compared to $223 million a year ago. In the quarter, the Company experienced lower overall margins but continued to see high consumer demand and growth in the branded network of retail stations. Total stations in second quarter grew 8% over the same period last year. The year-over-year decline in operating income was impacted by fuel margins which declined to 10.5 cents per gallon from 13.7 cents per gallon a year ago.

CORPORATE AND OTHER
Corporate and unallocated costs for the second quarter 2016 were $88 million. The effective tax rate was 34.5% for the quarter.

BALANCE SHEET AND CASH FLOW
Tesoro ended the second quarter with $1.1 billion in cash and cash equivalents compared to $942 million at the end of 2015. Tesoro has $2.1 billion of availability under the Company’s revolving credit facility. Total debt, net of unamortized issuance costs, was $4.5 billion or 36% of total capitalization at the end of the second quarter. Excluding TLLP debt and equity, total debt was $1.3 billion or 19% of total capitalization.

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Capital spending for the second quarter was $167 million for Tesoro and $42 million for TLLP. Turnaround expenditures for the second quarter were $191 million.

The Company repurchased 1.3 million shares for approximately $100 million in the second quarter and has $1.3 billion remaining under its previously approved share repurchase programs. Tesoro is well positioned to continue to execute its financial priorities of investing in high-return capital projects, returning cash to shareholders and maintaining a strong balance sheet.

Tesoro today announced that the board of directors has increased the quarterly cash dividend by 10% to $0.55 per share payable on September 15, 2016, to all holders of record as of August 31, 2016.

STRATEGIC UPDATE
In June, Tesoro closed the acquisition of Flint Hills Resources wholesale marketing and logistics assets in Anchorage and Fairbanks, Alaska. This acquisition enhances the Company’s capabilities to efficiently and reliably serve customers in the state of Alaska. In addition, the Company acquired Dakota Prairie Refining, LLC, which owns a refinery near Dickinson, North Dakota, with strategic access to Bakken crude oil and is located just 100 miles west of the Tesoro Mandan Refinery. Tesoro plans to continue to market the ultra-low sulfur diesel to local customers and utilize the naphtha and resid in its integrated value chain system.

On July 1, 2016, Tesoro executed an agreement for the sale of storage and terminalling assets in Alaska to TLLP for a total consideration of $444 million. The Alaska Storage and Terminalling Assets include crude oil, feedstock and refined product storage tanks in Kenai, Alaska and refined product terminals in Anchorage and Fairbanks. The first phase, the storage portion of the acquisition, closed on July 1, 2016. The second phase, the acquisition of the Anchorage and Fairbanks terminals, is expected to close in the third quarter once the Consent Decree with the State of Alaska becomes effective. The Consent Decree is related to Tesoro's acquisition of certain Flint Hills Resources Alaska assets, which closed on June 20, 2016. The total acquisition price of $444 million includes cash proceeds to Tesoro of $400 million and the issuance of common and general partner units to Tesoro, valued at approximately $44 million.

At Tesoro's 2015 Investor and Analyst Day, the Company provided its expectations for 2016. These included a Tesoro index of $12 to $14 per barrel, Marketing segment fuel margins of $0.11 to $0.14 per gallon, crude oil differentials reflecting transportation costs and year-over-year improvements from higher utilization and operational efficiencies of $500 to $600 million. Through the first half of 2016, the Tesoro Index and Marketing fuel margins are in line with expectations. Crude oil differentials continue to be significantly narrower than expectations and have resulted in lower capture rates and lower refining profitability than the Company’s expectations. Refining utilization is at the low end of the Company’s expectations, primarily due to unplanned maintenance and, as a result, Tesoro now expects year-over-year improvements from higher utilization and operational efficiencies of $400 to $500 million.

In addition, the Company committed to delivering $400 to $500 million of annual improvements to operating income in 2016, consisting of $200 to $250 million in Refining, $175 to $200 million in Logistics and $25 to $50 million in Marketing. Tesoro remains confident in delivering these annual improvements to operating income. Through the first half of the year, estimated Refining improvements are trending towards the high end of the range, Marketing improvements are on track with full year expectations and estimated Logistics improvements are tracking slightly below the range, primarily attributable to slower than expected organic growth due to the weak commodity price environment.

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PUBLIC INVITED TO LISTEN TO ANALYST AND INVESTOR CONFERENCE CALL
At 7:30 a.m. CT tomorrow morning, Tesoro will broadcast, live, its conference call with analysts regarding second quarter 2016 results and other business matters. Interested parties may listen to the live conference call over the Internet by logging on to http://www.tsocorp.com.

ABOUT TESORO CORPORATION
Tesoro Corporation, a Fortune 100 company, is an independent refiner and marketer of petroleum products. Tesoro, through its subsidiaries, operates seven refineries in the western United States with a combined capacity of over 895,000 barrels per day and ownership in a logistics business, which includes an interest in Tesoro Logistics LP (NYSE: TLLP) and ownership of its general partner. Tesoro's retail-marketing system includes over 2,400 retail stations under the ARCO®, Shell®, Exxon®, Mobil®, USA Gasoline™, Rebel™ and Tesoro® brands.

This earnings release contains certain statements that are “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 concerning the ability of our integrated business model to continue performing well, even in a challenging refining margin environment; our ability to continue driving sustainable improvements to the business and grow Logistics and Marketing to further enhance shareholder value; our positioning and ability to continue executing our financial priorities of investing in high-return capital projects, returning cash to shareholders, and maintaining a strong balance sheet; the ability of our recently acquired wholesale marketing and logistics assets to enhance our capabilities to efficiently and reliability serve customers in the state of Alaska; our expectations to continue to market ultra-low sulfur diesel to local customers from our recently acquired refinery near Dickinson, North Dakota and utilize the naphtha and residuals in our integrated value chain system; our expectations regarding the sale of storage and terminalling assets in Alaska to TLLP, including the timing of closing for the second phase of the transaction; the impact of crude differentials on our capture rates, refining profitability and other factors on our expectations for 2016 and our revised expectations for year-over-year improvements from higher utilization and operational efficiencies; our ability to deliver anticipated annual improvements to operating income in 2016 and the impact of the weak commodity price environment on our targeted 2016 Logistics improvements; expectations for throughput, manufacturing costs, depreciation, corporate expense and interest expense in the third quarter of 2016; and our outlook for 2016 capital expenditures. For more information concerning factors that could affect these statements see our annual report on Form 10-K and quarterly reports on Form 10-Q, filed with the Securities and Exchange Commission. We undertake no obligation to publicly release the result of any revisions to any such forward-looking statements that may be made to reflect events or circumstances that occur, or which we become aware of, after the date hereof.

Contact:
Investors:
Sam Ramraj, Vice President, Investor Relations, (210) 626-4757

Media:
Tesoro Media Relations, media@tsocorp.com, (210) 626-7702

(a)	After-tax amount utilizes the marginal tax rate.

(b)
As a performance benchmark, we utilize crack spreads and the Tesoro Index to measure the difference between market prices for crude oil and refined products. Crack spreads are a commonly used proxy within the industry to estimate or identify trends in gross refining margins, while the Tesoro Index is more specifically designed around Tesoro’s assets. Crack spreads and the Tesoro Index can fluctuate significantly over time as a result of market conditions and supply and demand balances. For example, The West Coast 321 crack spread is calculated using three barrels of Alaska North Slope crude oil (ANS) producing two barrels of Los Angeles CARB gasoline and one barrel of Los Angeles CARB diesel. In comparison the Tesoro Index uses several crude oils and approximately 8 to 10 products to provide a potentially closer representation of the trends in the available margin. Our actual gross refining margins differ from these crack spreads and the Tesoro Index based on the actual slate of crude oil we run at our refineries and the products we produce or yield.

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TESORO CORPORATION
THIRD QUARTER 2016 GUIDANCE (Unaudited)

Throughput (Mbpd)
California	515 - 540
Pacific Northwest	180 - 190
Mid-Continent	140 - 155
Consolidated	835 - 885

Manufacturing Cost ($/throughput barrel)
California	$5.40 - 5.65
Pacific Northwest	$3.60 - 3.85
Mid-Continent	$4.50 - 4.75
Consolidated	$4.85 - 5.10

Corporate/System ($ millions)
Refining depreciation	$150
TLLP depreciation	$45
Corporate expense (before depreciation)	$90 - 100
Interest expense (before interest income)	$65
Noncontrolling Interest	$40 - 45

2016 CAPITAL OUTLOOK (Unaudited) (in millions)

2016 Capital Expenditures Outlook
Capital Expenditures
Tesoro Corporation	$700
Tesoro Logistics LP	270
Total Capital Expenditures	$970

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ITEMS IMPACTING COMPARABILITY

The TLLP financial and operational data presented include the historical results of all assets acquired from Tesoro prior to the acquisition dates. The acquisitions from Tesoro were transfers between entities under common control. Accordingly, the financial information of TLLP contained herein has been retrospectively adjusted to include the historical results of the assets acquired in the acquisitions from Tesoro prior to the effective date of each acquisition for all periods presented. The TLLP financial data is derived from the combined financial results of the TLLP predecessor (the “TLLP Predecessor”). We refer to the TLLP Predecessor and, prior to each acquisition date, the acquisitions from Tesoro collectively, as “TLLP’s Predecessors.”

NON-GAAP MEASURES

Our management uses certain performance “non-GAAP” measures to analyze operating segment performance. Our management also uses additional measures that are known as “non-GAAP” financial measures in its evaluation of past performance and prospects for the future to supplement our financial information presented in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). These financial non-GAAP measures are important factors in assessing our operating results and profitability and include the following:

•	U.S. GAAP-based net earnings before interest, income taxes, and depreciation and amortization expense (“EBITDA”);

•
Segment EBITDA is defined as a segment’s U.S. GAAP operating income before depreciation and amortization expense plus equity in earnings (loss) of equity method investments and other income (expense), net; and

•
Debt to capitalization ratio excluding TLLP, reflects the ratio achieved by dividing the net result of our consolidated debt less all debt owed by TLLP (both net of unamortized issuance costs) by the sum of our consolidated debt less TLLP’s total debt (both net of unamortized issuance costs) and our total equity less noncontrolling interest associated with the public ownership of TLLP.

We present the measures defined above because investors, analysts, lenders and ratings agencies may use these measures to help analyze our results of operations and liquidity in conjunction with our U.S. GAAP results, including but not limited to the following:

•	our operating performance as compared to other publicly traded companies in the refining, logistics and marketing industries, without regard to historical cost basis or financing methods;

•	our ability to incur and service debt and fund capital expenditures; and

•	the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

In addition, these measures are used by management to assess internal performance. We believe these measures, when supplemental to information presented under U.S. GAAP, may provide meaningful information to the users of our financial statements. Each of the performance measures should not be used in isolation from their comparable U.S. GAAP measure and thus should not be considered as alternatives to any U.S. GAAP measure. Non-GAAP measures have important limitations as analytical tools, because they exclude some, but not all, items that affect net earnings and operating income.

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TESORO CORPORATION
CONDENSED CONSOLIDATING BALANCE SHEETS (Unaudited) (In millions)

	June 30, 2016	December 31, 2015
ASSETS
Current Assets
Cash and cash equivalents (TLLP: $682 and $16, respectively)	$1,121	$942
Receivables, net of allowance for doubtful accounts	1,065	792
Inventories (c)	2,422	2,302
Prepayments and other current assets	263	271
Total Current Assets	4,871	4,307
Net Property, Plant and Equipment (TLLP: $3,086 and $3,450, respectively)	9,642	9,541
Other Noncurrent Assets (TLLP: $1,453 and $1,190, respectively)	3,099	2,484
Total Assets	$17,612	$16,332

LIABILITIES AND EQUITY
Current Liabilities
Accounts payable	$1,763	$1,568
Other current liabilities	904	962
Total Current Liabilities	2,667	2,530
Deferred Income Taxes	1,353	1,222
Other Noncurrent Liabilities	889	773
Debt, Net of Unamortized Issuance Costs (TLLP: $3,218 and $2,844, respectively)	4,501	4,067
Equity	8,202	7,740
Total Liabilities and Equity	$17,612	$16,332

(c)
We recorded a lower of cost or market (“LCM”) adjustment to cost of sales of $143 million and $359 million at June 30, 2016 and December 31, 2015, respectively, for our crude oil, refined products, oxygenates and by-product inventories to adjust carrying value of our inventories to reflect replacement cost as of those reporting dates. We reverse any lower of cost or market reserve in the subsequent period because the inventories are sold or used and then perform a complete lower of cost or market assessment of ending inventories at the end of each reporting period to determine if a reserve is required.

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TESORO CORPORATION
RESULTS OF CONSOLIDATED OPERATIONS (Unaudited) (In millions, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenues	$6,285	$8,232	$11,386	$14,695
Costs and Expenses:
Cost of sales (excluding the lower of cost or market inventory valuation adjustment)	5,019	6,352	8,880	11,659
Lower of cost or market inventory valuation adjustment (c)	(363)	—	(216)	(42)
Operating expenses	606	601	1,222	1,178
Selling, general and administrative expenses (d)	94	84	176	182
Depreciation and amortization expense	210	182	422	361
Loss on asset disposals and impairments	1	4	5	8
Operating Income	718	1,009	897	1,349
Interest and financing costs, net	(60)	(54)	(120)	(109)
Equity in earnings of equity method investments	3	2	5	3
Other income (expense), net (e)	25	1	32	(1)
Earnings Before Income Taxes	686	958	814	1,242
Income tax expense	237	334	267	430
Net Earnings From Continuing Operations	449	624	547	812
Earnings (Loss) from discontinued operations, net of tax	—	(4)	11	(4)
Net Earnings	449	620	558	808
Less: Net earnings from continuing operations attributable to noncontrolling interest	31	38	71	81
Net Earnings Attributable to Tesoro Corporation	$418	$582	$487	$727
Net Earnings (Loss) Attributable to Tesoro Corporation:
Continuing operations	$418	$586	$476	$731
Discontinued operations	—	(4)	11	(4)
Total	$418	$582	$487	$727
Net Earnings (Loss) Per Share - Basic:
Continuing operations	$3.50	$4.67	$3.98	$5.84
Discontinued operations	—	(0.03)	0.09	(0.03)
Total	$3.50	$4.64	$4.07	$5.81
Weighted average common shares outstanding - Basic	119.5	125.2	119.5	125.2
Net Earnings (Loss) Per Share - Diluted:
Continuing operations	$3.47	$4.62	$3.94	$5.77
Discontinued operations	—	(0.03)	0.09	(0.03)
Total	$3.47	$4.59	$4.03	$5.74
Weighted average common shares outstanding - Diluted	120.6	126.3	120.8	126.6

(d)
Includes stock-based compensation expense of $11 million and $7 million for the three months ended June 30, 2016 and 2015, respectively, and expense of $8 million and $35 million for the six months ended June 30, 2016 and 2015, respectively. The significant impact to stock-based compensation expense is primarily a result of changes in Tesoro’s stock price.

(e)
Other income (expense), net for the three and six months ended June 30, 2016 included insurance proceeds related to a shipment of contaminated crude oil that was received in 2014 as well as a refund of certain tariff charges that were disputed. Additionally, a gain recognized by TLLP on a settlement of amounts disputed by one of its customers on the annual calculation of the natural gas gathering rate is included for the six months ended June 30, 2016.

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TESORO CORPORATION
SELECTED SEGMENT OPERATING DATA (Unaudited) (In millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Earnings Before Income Taxes
Refining	$520	$757	$420	$942
TLLP	125	104	251	208
Marketing	161	212	388	345
Total Segment Operating Income	806	1,073	1,059	1,495
Corporate and unallocated costs (d)	(88)	(64)	(162)	(146)
Operating Income	718	1,009	897	1,349
Interest and financing costs, net	(60)	(54)	(120)	(109)
Equity in earnings of equity method investments	3	2	5	3
Other income (expenses), net	25	1	32	(1)
Earnings Before Income Taxes	$686	$958	$814	$1,242
Depreciation and Amortization Expense
Refining	$148	$121	$298	$240
TLLP	44	44	88	88
Marketing	12	11	24	23
Corporate	6	6	12	10
Total Depreciation and Amortization Expense	$210	$182	$422	$361
Segment EBITDA
Refining	$692	$880	$741	$1,180
TLLP	172	149	352	300
Marketing	173	223	412	368
Total Segment EBITDA	$1,037	$1,252	$1,505	$1,848
Capital Expenditures
Refining	$137	$148	$256	$331
TLLP	42	77	83	144
Marketing	6	8	19	12
Corporate	24	4	39	10
Total Capital Expenditures	$209	$237	$397	$497

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TESORO CORPORATION
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP (Unaudited) (In millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Reconciliation of Net Earnings to EBITDA
Net earnings	$449	$620	$558	$808
Depreciation and amortization expense	210	182	422	361
Interest and financing costs, net	60	54	120	109
Income tax expense	237	334	267	430
EBITDA	$956	$1,190	$1,367	$1,708

Reconciliation of Refining Operating Income to Refining Segment EBITDA
Operating income	$520	$757	$420	$942
Depreciation and amortization expense	148	121	298	240
Equity in earnings (loss) of equity method investments	—	1	(2)	(1)
Other income (expense), net	24	1	25	(1)
Segment EBITDA	$692	$880	$741	$1,180

Reconciliation of TLLP Operating Income to TLLP Segment EBITDA
Operating income	$125	$104	$251	$208
Depreciation and amortization expense	44	44	88	88
Equity in earnings of equity method investments	3	1	7	4
Other income, net	—	—	6	—
Segment EBITDA	$172	$149	$352	$300

Reconciliation of Marketing Operating Income to Marketing Segment EBITDA
Operating income	$161	$212	$388	$345
Depreciation and amortization expense	12	11	24	23
Segment EBITDA	$173	$223	$412	$368

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TESORO CORPORATION
OTHER SUMMARY FINANCIAL INFORMATION (Unaudited) (In millions, except percentages)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Cash Flows From (Used in):
Operating activities	$444	$1,055	$628	$907
Investing activities	(271)	(275)	(806)	(548)
Financing activities	509	(261)	357	(381)
Increase (Decrease) in Cash and Cash Equivalents	$682	$519	$179	$(22)

			June 30, 2016	December 31, 2015
Working capital (current assets less current liabilities)			$2,204	$1,777
Total market value of TLLP units held by Tesoro (f)			$1,607	$1,633

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Cash distributions received from TLLP (g):
For common units held	$27	$19	$52	$38
For general partner units held	32	14	57	30
Total Cash Distributions Received from TLLP	$59	$33	$109	$68

TESORO CORPORATION
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP (Unaudited) (In millions)

	June 30, 2016	December 31, 2015
Tesoro consolidated debt (h)	$4,515	$4,073
TLLP debt (h)	3,218	2,844
Tesoro Debt Excluding TLLP (h)	$1,297	$1,229

Tesoro consolidated equity	$8,202	$7,740
Noncontrolling interest	2,664	2,527
Tesoro Stockholder’s Equity	$5,538	$5,213

Tesoro debt, net of unamortized issuance costs, to capitalization ratio (h)	36%	34%
Tesoro debt, net of unamortized issuance costs, to capitalization ratio excluding TLLP and noncontrolling interest (h)	19%	19%

(f)
Represents market value of the 32,445,115 common units held by Tesoro at both June 30, 2016 and December 31, 2015. The market values were $49.53 and $50.32 per unit based on the closing unit price at June 30, 2016 and December 31, 2015, respectively.

(g)	Represents distributions received from TLLP during the three and six months ended June 30, 2016 and 2015 on common units and general partner units held by Tesoro.

(h)	These amounts and calculations are shown net of unamortized issuance costs.

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TESORO CORPORATION
SEGMENT OPERATING DATA AND RESULTS (Unaudited) ($ in millions, except per barrel amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
REFINING SEGMENT	2016	2015	2016	2015
Total Refining Segment
Throughput (Mbpd)
Heavy crude (i)	165	174	170	135
Light crude	586	542	574	544
Other feedstocks	51	67	48	61
Total Throughput	802	783	792	740
Yield (Mbpd)
Gasoline and gasoline blendstocks	448	416	446	388
Diesel fuel	173	158	173	151
Jet fuel	101	118	108	118
Heavy fuel oils, residual products, internally produced fuel and other	134	144	118	130
Total Yield	856	836	845	787
Refined Product Sales (Mbpd) (j)
Gasoline and gasoline blendstocks	529	512	525	500
Diesel fuel	200	201	198	190
Jet fuel	141	152	138	155
Heavy fuel oils, residual products and other	104	98	101	86
Total Refined Product Sales	974	963	962	931

Revenues
Refined products (k)	$5,508	$7,357	$9,793	$13,050
Crude oil resales and other	242	309	453	608
Refining Revenues	5,750	7,666	10,246	13,658
Cost of Sales
Cost of sales (excluding lower of cost or market adjustments)	4,967	6,303	8,776	11,567
Lower of cost or market adjustments	(363)	—	(216)	(42)
Refining cost of sales	4,604	6,303	8,560	11,525
Gross refining margin (l)	1,146	1,363	1,686	2,133
Expenses
Operating expenses
Manufacturing costs	365	397	760	794
Other operating expenses	111	81	204	144
Selling, general and administrative expenses	2	4	4	7
Depreciation and amortization expense	148	121	298	240
Loss on asset disposal and impairments	—	3	—	6
Segment Operating Income	$520	$757	$420	$942
Gross Refining Margin ($/throughput barrel) (m) (n)	$15.70	$19.13	$11.70	$15.93
Manufacturing Cost before Depreciation and Amortization Expense ($/throughput barrel) (m)	$5.01	$5.58	$5.28	$5.93

(i)	We define heavy crude oil as crude oil with an American Petroleum Institute gravity of 24 degrees or less.

(j)	Sources of total refined product sales include refined products manufactured at our refineries and refined products purchased from third parties.

(k)
Refined product sales include intersegment sales to our marketing segment of $3.8 billion and $4.8 billion for the three months ended June 30, 2016 and 2015, respectively, and $6.8 billion and $8.5 billion for the six months ended June 30, 2016 and 2015, respectively.

Tesoro Corporation 2016 | 12

(l)
Gross refining margin approximates total refining throughput multiplied by the gross refining margin per barrel. Consolidated gross refining margin combines gross refining margin for each of our regions adjusted for other amounts not directly attributable to a specific region. Gross refining margin includes the effect of intersegment sales to the marketing segment and services provided by TLLP. Gross refining margin reflects the incremental expense or benefit associated with the LCM adjustments for all periods presented.

(m)
Management uses various measures to evaluate performance and efficiency and to compare profitability to other companies in the industry, including gross refining margin per barrel, manufacturing costs before depreciation and amortization expense (“Manufacturing Costs”) per barrel. We calculate gross refining margin per barrel by dividing gross refining margin (revenues for manufactured refined products sold less costs of feedstocks, purchased refined products, transportation and distribution) by total refining throughput. We calculate Manufacturing Costs per barrel by dividing Manufacturing Costs by total refining throughput.

(n)	Gross refining margin per throughput barrel on a consolidated and regional basis includes the incremental expense or benefit associated with the LCM adjustments for all periods presented.

TESORO CORPORATION
SEGMENT OPERATING DATA AND RESULTS (Unaudited) ($ in millions, except per barrel amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
Refining By Region	2016	2015	2016	2015
California (Martinez and Los Angeles)
Throughput (Mbpd)
Heavy crude (i)	160	169	166	129
Light crude	314	313	289	305
Other feedstocks	39	41	32	39
Total Throughput	513	523	487	473

Yield (Mbpd)
Gasoline and gasoline blendstocks	301	290	291	258
Diesel fuel	103	101	100	92
Jet fuel	65	80	65	76
Heavy fuel oils, residual products, internally produced fuel and other	89	98	74	86
Total Yield	558	569	530	512

Revenues
Refined products (k)	$3,731	$5,100	$6,678	$8,976
Crude oil resales and other	73	171	183	396
Regional Revenue	3,804	5,271	6,861	9,372
Cost of Sales
Cost of sales (excluding LCM)	3,298	4,314	5,866	8,006
LCM	(235)	—	(144)	(30)
Regional Cost of Sales	3,063	4,314	5,722	7,976
Gross refining margin (l)	741	957	1,139	1,396
Expenses
Manufacturing costs	255	280	538	567
Other operating expenses	54	50	94	86
Selling, general and administrative expenses	2	4	4	6
Depreciation and amortization expense	98	82	191	161
Loss on asset disposals and impairments	—	—	—	2
Operating Income	$332	$541	$312	$574

Gross Refining Margin ($/throughput barrel) (m) (n)	$15.85	$20.10	$12.83	$16.27
Manufacturing Cost before Depreciation and Amortization Expense ($/throughput barrel) (m)	$5.47	$5.89	$6.07	$6.62
Capital Expenditures	$77	$59	$153	$114

Tesoro Corporation 2016 | 13

TESORO CORPORATION
SEGMENT OPERATING DATA AND RESULTS (Unaudited) ($ in millions, except per barrel amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Pacific Northwest (Alaska & Washington)
Throughput (Mbpd)
Heavy crude (i)	5	5	4	6
Light crude	146	126	157	132
Other feedstocks	7	23	11	18
Total Throughput	158	154	172	156

Yield (Mbpd)
Gasoline and gasoline blendstocks	75	71	80	70
Diesel fuel	29	23	32	25
Jet fuel	26	31	32	32
Heavy fuel oils, residual products, internally produced fuel and other	33	34	34	34
Total Yield	163	159	178	161

Revenues
Refined products (k)	$1,006	$1,386	$1,788	$2,439
Crude oil resales and other	6	1	5	4
Regional Revenue	1,012	1,387	1,793	2,443
Cost of Sales
Cost of sales (excluding LCM)	901	1,147	1,580	2,048
LCM	(85)	—	(52)	(8)
Regional Cost of Sales	816	1,147	1,528	2,040
Gross refining margin (l)	196	240	265	403
Expenses
Manufacturing costs	57	60	121	122
Other operating expenses	16	16	30	30
Selling, general and administrative expenses	—	—	—	—
Depreciation and amortization expense	22	20	45	40
Loss on asset disposals and impairments	—	—	—	—
Operating Income	$101	$144	$69	$211

Gross Refining Margin ($/throughput barrel) (m) (n)	$13.66	$17.12	$8.46	$14.29
Manufacturing Cost before Depreciation and Amortization Expense ($/throughput barrel) (m)	$3.95	$4.28	$3.87	$4.36
Capital Expenditures	$37	$29	$67	$55

Tesoro Corporation 2016 | 14

TESORO CORPORATION
SEGMENT OPERATING DATA AND RESULTS (Unaudited) ($ in millions, except per barrel amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Mid-Continent (North Dakota and Utah)
Throughput (Mbpd)
Light crude	126	103	128	107
Other feedstocks	5	3	5	4
Total Throughput	131	106	133	111

Yield (Mbpd)
Gasoline and gasoline blendstocks	72	55	75	60
Diesel fuel	41	34	41	34
Jet fuel	10	7	11	10
Heavy fuel oils, residual products, internally produced fuel and other	12	12	10	10
Total Yield	135	108	137	114

Revenues
Refined products (k)	$771	$871	$1,327	$1,635
Crude oil resales and other	163	137	265	208
Regional Revenue	934	1,008	1,592	1,843
Cost of Sales
Cost of sales (excluding LCM)	768	842	1,330	1,513
LCM	(43)	—	(20)	(4)
Regional Cost of Sales	725	842	1,310	1,509
Gross refining margin (l)	209	166	282	334
Expenses
Manufacturing costs	53	57	101	105
Other operating expenses	41	15	80	28
Selling, general and administrative expenses	—	—	—	1
Depreciation and amortization expense	28	19	62	39
Loss on asset disposals and impairments	—	3	—	4
Operating Income	$87	$72	$39	$157

Gross Refining Margin ($/throughput barrel) (m) (n)	$17.56	$17.15	$11.69	$16.68
Manufacturing Cost before Depreciation and Amortization Expense ($/throughput barrel) (m)	$4.51	$5.94	$4.17	$5.22
Capital Expenditures	$23	$60	$36	$163

Tesoro Corporation 2016 | 15

TESORO CORPORATION
SEGMENT OPERATING DATA AND RESULTS (Unaudited) ($ in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
TLLP SEGMENT	2016	2015	2016	2015
Gathering
Gas gathering throughput (thousands of MMBtu/day) (o)	854	1,071	878	1,046
Average gas gathering revenue per MMBtu (o)	$0.51	$0.48	$0.52	$0.43
Crude oil gathering pipeline throughput (Mbpd)	208	187	212	173
Average crude oil gathering pipeline revenue per barrel	$1.72	$1.71	$1.74	$1.80
Crude oil gathering trucking volume (Mbpd)	30	45	29	46
Average crude oil gathering trucking revenue per barrel	$3.30	$3.32	$3.27	$3.28
Processing
NGLs processing throughput (Mbpd)	7.4	7.8	7.8	7.4
Average keep-whole fee per barrel of NGLs	$36.60	$35.14	$35.81	$33.60
Fee-based processing throughput (thousands of MMBtu/ day)	645	768	660	729
Average fee-based processing revenue per MMBtu	$0.43	$0.36	$0.43	$0.40
Terminalling and Transportation
Terminalling throughput (Mbpd)	994	913	950	916
Average terminalling revenue per barrel	$1.24	$1.10	$1.27	$1.10
Pipeline transportation throughput (Mbpd)	867	801	845	810
Average pipeline transportation revenue per barrel	$0.40	$0.38	$0.40	$0.38

Segment Operating Income
Revenues
Gathering
Gas gathering	$40	$46	$83	$82
Crude oil gathering pipeline	32	30	67	57
Crude oil gathering trucking	9	13	18	27
Other	1	—	5	—
Processing
NGLs processing	25	25	51	45
Fee-based processing	25	24	51	53
Other processing	18	18	37	36
Terminalling and transportation
Terminalling	112	92	220	182
Pipeline transportation	31	27	61	56
TLLP Revenues (p)	293	275	593	538
Expenses
Operating expenses (q)	102	99	207	189
General and administrative expenses (r)	22	28	46	53
Depreciation and amortization expense	44	44	88	88
Gain on asset disposals and impairments	—	—	1	—
Segment Operating Income	$125	$104	$251	$208

(o)
Prior to TLLP’s deconsolidation of Rendezvous Gas Services L.L.C. (“RGS”) as of January 1, 2016, fees paid by TLLP to RGS were eliminated upon consolidation and third-party transactions, including revenue and throughput volumes, were included in its results of operations. Third party volumes associated with RGS, included in gas gathering volume for the three and six months ended June 30, 2015, were both 146 thousand MMBtu/d and reduced our average gas gathering revenue per MMBtu by $0.05 for each period. These volumes are no longer included in TLLP operational data.

Tesoro Corporation 2016 | 16

(p)
TLLP segment revenues from services provided to our refining segment were $168 million and $154 million for the three months ended June 30, 2016 and 2015, respectively, and $337 million and $302 million for the six months ended June 30, 2016 and 2015, respectively. These amounts are eliminated upon consolidation.

(q)
TLLP segment operating expenses include amounts billed by Tesoro for services provided to TLLP under various operational contracts. Amounts billed by Tesoro totaled $34 million and $29 million for the three months ended June 30, 2016 and 2015, respectively, and $71 million and $58 million for the six months ended June 30, 2016 and 2015, respectively. Operating expenses also include imbalance gains and reimbursements pursuant to the Amended Omnibus Agreement of $5 million and $11 million for the three months ended June 30, 2016 and 2015, respectively, and $12 million and $19 million for the six months ended June 30, 2016 and 2015, respectively. These amounts are eliminated upon consolidation. TLLP segment third-party operating expenses related to the transportation of crude oil and refined products related to Tesoro’s sale of those refined products during the ordinary course of business are reclassified to cost of sales in our condensed statements of consolidated operations upon consolidation.

(r)
TLLP segment general and administrative expenses include amounts charged by Tesoro for general and administrative services provided to TLLP under various operational and administrative contracts. These amounts totaled $16 million and $18 million for the three months ended June 30, 2016 and 2015, respectively, and $33 million and $35 million for the six months ended June 30, 2016 and 2015, respectively, and are eliminated upon consolidation. General and administrative expenses are reclassified to cost of sales as it relates to Tesoro’s sale of refined products in our condensed statements of consolidated operations upon consolidation.

Tesoro Corporation 2016 | 17

TESORO CORPORATION
SEGMENT OPERATING DATA AND RESULTS (Unaudited) ($ in millions, except cents per gallon)

	Three Months Ended June 30,				Six Months Ended June 30,
MARKETING SEGMENT	2016		2015		2016		2015
Revenues
Fuel	$4,077		$5,051		$7,375		$8,999
Other non-fuel	22		16		42		32
Total Revenues	4,099		5,067		7,417		9,031
Cost of Sales
Fuel	3,843		4,764		6,839		8,508
Other non-fuel	4		1		8		3
Total Cost of Sales	3,847		4,765		6,847		8,511
Gross Margin
Fuel (s)	234		287		536		491
Other non-fuel	18		15		34		29
Total Gross Margins	252		302		570		520
Expenses
Operating expenses	76		72		148		141
Selling, general and administrative expenses	2		6		7		9
Depreciation and amortization expense	12		11		24		23
Loss on asset disposals and impairments	1		1		3		2
Segment Operating Income	$161		$212		$388		$345

Fuel Sales (millions of gallons)	2,221		2,099		4,387		4,159
Fuel Margin (¢/gallon) (s)	10.5	¢	13.7	¢	12.2	¢	11.8	¢

Number of Branded Stations (at the end of the period)
MSO operated					590		582
Jobber/Dealer operated					1,856		1,683
Total Stations					2,446		2,265

(s)
Management uses fuel margin per gallon to compare fuel results to other companies in the industry. There are a variety of ways to calculate fuel margin per gallon and different companies may calculate it in different ways. We calculate fuel margin per gallon by dividing fuel gross margin by fuel sales volumes. Fuel margin and fuel margin per gallon include the effect of intersegment purchases from the refining segment.

Tesoro Corporation 2016 | 18

TESORO CORPORATION
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP (Unaudited) (In millions)

	Expected Annual EBITDA Contribution
	FHR Alaska Assets Dropdown	Martinez Assets Dropdown	Total Asset Dropdown
Reconciliation of Projected Net Earnings to Projected Annual EBITDA:
Projected net earnings	$36	$ 16 - 36	$ 52 - 72
Add: Depreciation and amortization expenses	4	13	17
Add: Interest and financing costs, net	11	11	22
Expected Annual EBITDA	$51	$ 40 - 60	$ 91 - 111

TLLP 2017 Annual Expected Segment EBITDA
Reconciliation of Projected Net Earnings to Projected Annual Segment EBITDA:
Projected operating income	$825
Add: Depreciation and amortization expenses	175
Projected Annual Segment EBITDA	$1,000

Marketing 2018 Annual Expected Segment EBITDA
Reconciliation of Projected Operating Income to Projected Annual Segment EBITDA:
Projected operating income	$960
Add: Depreciation and amortization expenses	48
Projected Annual Segment EBITDA	$1,008

Tesoro Corporation 2016 | 19